SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2016

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	108323 (Commission File Number)	061059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2016, Cigna Corporation (the "Company") filed a Form 8-K to disclose the retirement of Herbert A. Fritch, President, Cigna-HealthSpring, effective November 11, 2016.
On October 20, 2016, the Company and Mr. Fritch executed an Agreement and Release in connection with his retirement (the "Agreement and Release"). The Agreement and Release includes customary confidentiality, non-solicitation, non-competition, non-disparagement and release provisions.  In addition, the agreement provides for benefits consisting of: (1) accelerated vesting of previously granted restricted stock awards and (2) payout of a prorated portion of previously awarded strategic performance shares ("SPS") for the 2014–2016, 2015–2017 and 2016–2018 performance periods. The Agreement and Release confirms that, pursuant to the Cigna Long-Term Incentive Plan (the "LTIP") and the terms of the original grants, Mr. Fritch's stock options will vest upon his retirement. The estimated aggregate value of these benefits is approximately $7.9 million, based on a stock price of $123.63 per share, the closing price of Cigna's common stock on October 20, 2016.  The actual shares earned percentage and timing of the SPS awards will be determined by the People Resources Committee in accordance with the terms of the LTIP.  Stock options awarded under the LTIP will expire at their original term.  Stock options awarded under the HealthSpring Amended and Restated 2006 Equity Incentive Plan, all of which had previously vested, will expire the shorter of three years from the retirement date or at their original term.
Mr. Fritch and the Company have also entered into an Advisory Services Agreement (the "Advisory Services Agreement"), pursuant to which Mr. Fritch will provide advice and counsel to senior management on business planning and strategy and consultation to the Board of Directors.  Mr. Fritch will be paid a retainer of $500,000, payable in five equal installments.  The Advisory Services Agreement expires on December 31, 2017.
A copy of the Agreement and Release and the Advisory Services Agreement is attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.  The descriptions of the Agreement and Release and the Advisory Services Agreement contained in this Form 8-K are qualified in their entirety by reference to the attached document.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	Agreement and Release between the Company and Herbert A. Fritch dated October 20, 2016

10.2	Advisory Services Agreement between the Company and Herbert A. Fritch dated October 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: October 21, 2016                                                                                       By:  /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel